Exhibit 10.10


                              CONTRACT FOR SERVICES


     This Contract for Services (the "Contract") is effective as of April 1, 1998, and is made by and between TOP FORM BRANDS INC., a Colorado corporation ("Top Form") and ORALABS, INC., a Colorado corporation ("OraLabs").

                              W I T N E S S E T H:

     WHEREAS, Top Form is engaged in the business of the wholesale distribution of pseudoephedrine (the "Product"); and

     WHEREAS, Top Form has entered into and is expected to continue to enter into contracts for the manufacture, packaging and distribution of the Product, but Top Form does not possess warehouse space or personnel necessary to receive the product and deliver it for shipment; and

     WHEREAS, OraLabs is engaged in the business of manufacture and distribution of certain health care products and as such has facilities available for taking receipt of various products and preparing products for shipment, and has employees skilled in those matters; and

     WHEREAS, Top Form desires to receive warehousing and shipping services from OraLabs and the parties have agreed on the terms thereof as specified in this instrument.

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the adequacy and sufficiency of which is acknowledged by the parties, the parties agree as follows:

     1. Independent Contractor. Top Form hereby retains OraLabs in its capacity as an independent contractor to perform warehousing and shipping services for the benefit of Top Form in accordance with the terms of this Contract.

     2. Services to be Provided. OraLabs agrees to provide to Top Form, upon request, the following services (the "Services") to be rendered by the internal staff of OraLabs:

          (i) Receive the Product ordered by Top Form in quantities specified by Top Form from time to time, provided that in no event may Top Form order quantities of the Product which would require OraLabs to obtain additional warehouse space to that being leased by OraLabs as OraLabs may determine from time to time in its sole discretion;

          (ii) Deliver the Product to shipping companies approved by Top Form from time to time, as specified in written notices from Top Form to OraLabs; and

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          (iii)  Provide  Top Form  with  accounting  services  related  to such receiving and shipping of Product as requested by Top Form from time to time.

     3. Fee for Services. Top Form agrees to pay to OraLabs a fee for its services in an amount equal to $50 per case of Product (each case containing 144 bottles) received by OraLabs from manufacturers who are delivering the Product to OraLabs for the benefit of Top Form. OraLabs shall have no obligation to advance any costs or fees on behalf of Top Form, and all costs of shipment of the product shall be for the account of Top Form except as may otherwise be required by the shipping company. To the extent that OraLabs does advance any out-of-pocket costs on behalf of Top Form, Top Form shall promptly reimburse OraLabs for such costs upon Top Form receiving a bill for such costs from OraLabs. After the end of each calendar month, OraLabs shall provide a written invoice to Top Form, specifying the amount of fees and costs (if any) owing with respect to such calendar month, and Top Form shall pay to OraLabs the amount due within ten (10) days after Top Form's receipt of the invoice. As additional consideration for payment of the foregoing fees by Top Form, OraLabs agrees to release and relinquish to Top Form all rights, if any, which OraLabs has to the name "Top Form."

     4. Original Term. The original term of this Contract shall be one (1) year from the date first stated above. If not terminated in writing by either party at least thirty (30) days prior to the end of the original term, then this Contract shall remain in effect subject to the right of either party to terminate the Contract upon giving the other party at least thirty (30) days' written notice of termination of the Contract. Notwithstanding the preceding sentences of this paragraph, OraLabs shall also have the right to terminate this Contract at any time prior to the end of the initial one (1) year term, upon giving written notice of such termination to Top Form at least thirty (30) days prior to the stated termination date.

     5. Limitation of Liability. In providing its Services hereunder, neither OraLabs nor any officer, director, employee or agent of OraLabs shall be liable to Top Form for any error of judgment or mistake of law, or for any loss incurred by Top Form in connection with the matters to which this Contract relates, except with respect to a loss resulting from wilful misfeasance, bad faith or gross negligence on the part of OraLabs, its officers, directors, employees or agents.

     6. Indemnification of OraLabs by Top Form. Top Form shall indemnify and hold harmless OraLabs and its officers, directors, employees and agents from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees and other expenses of litigation) to which any of such parties may become subject which arise out of the Services performed by OraLabs, provided that such indemnity shall not protect any such party against any matter which arises by reason of wilful misfeasance, bad faith or gross negligence of such party.

     7. OraLabs' Employees. All personnel through whom OraLabs performs any of its duties under this Contract shall be paid solely by OraLabs and none of such persons shall be deemed employees or agents of Top Form for any purpose. As an illustration of the foregoing but not as a limitation thereof, OraLabs shall be

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solely  responsible for the payment and withholding of all taxes with respect to wages arising from OraLabs' provision of the Services.

     8. No Partnership. OraLabs and Top Form each have separate and independent rights and obligations under this Contract. The relationship between the parties established by this Contract is limited to that of OraLabs serving as an independent contractor to Top Form. Notwithstanding any other provision of this Contract, nothing contained in this Contract shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Top Form and OraLabs for any purpose or in any respect. It is expressly understood and agreed to by the parties that OraLabs shall have no authority to act for, represent or bind Top Form or any affiliate thereof in any manner whatsoever, except as may be agreed to expressly by the parties in writing from time to time.

     9. Complete Agreement. This Contract between the parties constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties, with respect to the matters set forth in this Contract.

     10. Notices. Any notice or communication permitted or required under this Contract shall be in writing and shall only be deemed sufficiently given if hand delivered or sent by United States mail, postage prepaid, certified mail, return receipt requested, to the address of the party as set forth below, or to such other address as either party may notify the other in writing:

                  If to OraLabs:            2901 South Tejon Street
                                            Englewood, Colorado 80110

                  If to Top Form:           c/o Gary Schlatter
                                            4835 South Gaylord Street
                                            Englewood, Colorado 80110

     Any notice properly given hereunder shall be deemed given when personally delivered, as evidenced by a written receipt, or one business day after deposit with the United States Postal Service, if mailed in the manner set forth above.

     11. Successors and Assigns. This Contract shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns. Notwithstanding the foregoing, neither party may assign this Contract without the prior written consent of the other party, which may be withheld in its sole discretion.

     12. Amendment and Modification. Neither this Contract nor any provision hereof may be changed, waived, discharged or terminated other than by an agreement in writing signed by both parties.


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     13.  Governing  Law. This  Contract  shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to conflict of law principles.

                                         TOP FORM BRANDS INC.



                                         By: /s/ Gary Schlatter
                                             -----------------------------------
                                              Gary Schlatter, President


                                         ORALABS, INC.



                                         By: /s/ Allen R. Goldstone
                                             -----------------------------------
                                         Allen R. Goldstone, Authorized Director



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